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                                                                  EXHIBIT 10.35



                                                       December 4, 2001



iVillage Inc.
512 Seventh Avenue
New York, NY 10018


Attention: Mr. Scott Levine
           Chief Financial Officer


Dear Mr. Levine:

         Promotions.com, Inc. ("Promotions.com" or the "Company") understands that iVillage Inc. ("iVillage") is interested in receiving information about the Company in connection with its evaluation of a possible transaction with the Company. Promotions.com will furnish you with information regarding the Company, including information which is either non-public, confidential or proprietary in nature. All information furnished to you or your directors, officers, employees, agents or representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, "representatives"), by the Company, or any of their respective representatives, and all analyses, compilations, data, studies or other documents prepared by you or your representatives containing or based in whole or in part on any such furnished information or reflecting your review of, or interest in, the Company (collectively, "Analyses") is hereinafter referred to as the "Information." Promotions further understands that in connection with iVillage's evaution of a possible transaction with it, iVillage may disclose similar Information to Promotions and Promotions agrees to be similarly bound by the provisions below.

         In consideration of being furnished with the Information, you agree to the following provisions:

         1. The Information will be kept confidential and will not, without the prior written consent of the Company be disclosed by you or your representatives to any other person, in any manner whatsoever, in whole or in part, and will not be used by you or your representatives for any purpose other than evaluating a possible transaction with the Company. Moreover, you agree to transmit the Information only to those representatives who need to know the Information for the purpose of evaluating your possible transaction with the Company, who are informed by you of the confidential nature of the Information and who agree to be bound by the terms of this Agreement. You will be responsible for any breach of this Agreement by your representatives. This Agreement and the parties respective obligations hereunder shall terminate one (1) year after the date first written above.



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iVillage Inc.
December 4, 2001
Page 2


         2. Without the prior written consent of the Company, you and your representatives will not disclose to any other person the fact that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction involving you and the Company, or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, except as required by law and then only with proper written notice as soon as possible to the Company.

         3. You shall keep a record of each location of the Information. The Information and all copies thereof will be destroyed or returned immediately without retaining any copies thereof (except for one (1) archival copy), if you do not within a reasonable time proceed with a transaction involving the Company, or upon request; provided, however, that any Information containing Analyses must be destroyed rather than returned to the Company (with the exception of the archival copy referred to above).

         4. This Agreement shall be inoperative as to such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by you or your representatives; (ii) become available to you on a non-confidential basis from a source other than the Company or one of its representatives which has represented to you (and which you have no reason to disbelieve after due inquiry) is entitled to disclose it;
(iii) were known to you on a non-confidential basis prior to their disclosure to you by the Company or one of its representatives; or (iv) was independently developed by you without access to the Information as shown by your contemporaneous written records.

         5. You understand that the Company has endeavored to include in the Information those materials which it believes to be reliable and relevant for the purpose of your evaluation, but you acknowledge that neither the Company nor any of its representatives or advisors makes any representation or warranty as to the accuracy or completeness of the Information. You agree that neither the Company nor any of its representatives or advisors shall have any liability to you or to any of your representatives as a result of the use of the Information by you and your representatives, and you understand that only those particular representations and warranties which may be made by the Company to the purchaser of the assets, stock or business of the Company in a definitive agreement, when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect.

         6. You agree that, without the Company's prior written consent, you will not, for a period of three (3) months from the date of this Agreement, directly or indirectly, (i) directly solicit the employment of any key employee, officer or senior manager of the Company who first became known to you during your evaluation of a possible transaction with the Company or (ii) hire any key employee, officer or senior manager employed by the Company or any former key employee, officer or senior manager, in either case who first became known to you during your evaluation of a possible transaction with the Company, whose employment with the Company has ceased within 30 days of such solicitation or hire; provided, however, that this Section 6 shall not prohibit or prevent you from general advertising or other broad non-targeted forms of solicitation or from hiring any key employee, officer or senior manager employed by the Company who initiates contact with you in the absence of targeted solicitation.

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iVillage Inc.
December 4, 2001
Page 3

         7. In the event that you or anyone to whom you transmit the Information pursuant to this Agreement is requested or become legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, you will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, you will furnish only that portion of the Information which is legally required and will exercise your best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

         8. You agree that money damages would not be a sufficient remedy for any breach of this agreement by you or your direction, officers, employees and agents, and the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of paragraphs 1, 2, 3, or 6 of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by you or your representatives but shall be in addition to all other remedies available at law or equity.

         9. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

         10. You acknowledge that you are aware and that you will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         11. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such state.

Very truly yours,

PROMOTIONS.COM, INC.



By:  /s/ Lawrence Quartaro
     ------------------------------------------------
        Lawrence Quartaro, CFO



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iVillage Inc.
December 4, 2001
Page 4



Agreed to and accepted on ____________________ , 2001


iVILLAGE INC.



By: /s/ Scott Levine
    ----------------------------------------
    Scott Levine, Chief Financial Officer